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                                                                   EXHIBIT 10.54

                                 TRUST AGREEMENT

                                  Establishing

                                       THE

                                      TRUST

                                 BY AND BETWEEN

                           BELDEN WIRE & CABLE COMPANY

             (FOR THE SUPPLEMENTAL EXCESS DEFINED CONTRIBUTION PLAN)

                                       and

                                CG TRUST COMPANY



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                                TABLE OF CONTENTS


                                                                      PAGE
                                                                      ----

Section 1        Establishment of Trust                                1

Section 2        Payments to Plan Participants                         2
                 and Their Beneficiaries

Section 3        Trustee Responsibility Regarding                      3
                 Payments to Trust Beneficiary
                 When Company is Insolvent

Section 4        Payments to Company                                   4

Section 5        Investment Authority                                  4

Section 6        Disposition of Income                                 4

Section 7        Accounting by Trustee                                 5

Section 8        Responsibility of Trustee                             5

Section 9        Compensation and Expenses of Trustee                  6

Section 10       Resignation and Removal of Trustee                    6

Section 11       Appointment of Successor                              7

Section 12       Amendment or Termination                              7

Section 13       Payment of Incurred Expenses                          8

Section 14       Miscellaneous                                         8

Section 15       Effective Date                                        9


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    (a)    This Agreement made this first day of January, 2001, by and between
           Belden Wire & Cable Company (the "Company") and CG Trust Company, a trust company organized under the laws of the State of Illinois with its principal office and place of business in Chicago, Illinois (the "Trustee");

    (b) WHEREAS, Company has adopted the Belden Wire & Cable Company Supplemental Excess Defined Contribution Plan (the "Plan");

    (c) WHEREAS, Company has incurred or expects to incur liability under the terms of such Plan with respect to the individuals participating in such Plan;

    (d) WHEREAS, Company wishes to establish a trust (hereinafter called "Trust" or "Trust Fund") and to contribute to the Trust assets that shall be held herein, subject to the claims of Company's creditors in the event of Company's insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan;

    (e) WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974;

    (f) WHEREAS, it is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist in the meeting of its liabilities under the Plan.

NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

Section 1.  Establishment of Trust.

    (a) Company hereby deposits with Trustee in trust certain good and valuable consideration, which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

    (b) The Trust hereby established shall be revocable by the Company; it shall become irrevocable upon a Change of Control, as defined herein.

    (c) The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

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    (d)    The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Before a Change in Control,
           (i) plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust, (ii) any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against Company, (iii) any assets held by the Trust will be subject to the claims of Company's general creditors under federal and state law in the event of insolvency, as defined in Section 3(a) herein.

    (e) Upon a Change of Control, Company shall, as soon as possible, but in no event longer than thirty (30) days following the Change of Control, as defined herein, make an irrevocable contribution to the Trust in an amount that is sufficient to pay all Plan participants and their beneficiaries the aggregate accrued benefits to which they would be entitled pursuant to the Plan as of the date of the Change of Control (whether or not they are then entitled to receive such accrued benefits), and shall thereafter make further irrevocable contributions to the Trust on a current basis as and in the amount that such benefits accrue. The Trustee shall have no responsibility for enforcing the Company's obligation to make payment of any contribution to the Trust, for the timing or amount thereof, or for the adequacy of the Trust to meet or discharge any liabilities of the Plan.

Section 2.  Payments to Plan Participants and Their Beneficiaries.

    (a) Company shall deliver to Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Plan participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provisions for reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Company.

    (b) The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan shall be determined by Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

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    (c)    Company may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan. Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. Trustee shall require Company to provide reasonable written documentation that such payments have been made directly to such participant or beneficiary. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, Company shall make the balance of each such payment as it falls due. Trustee shall notify Company where principal and earnings are not sufficient.

Section 3. Trustee Responsibility Regarding Payments to Trust Beneficiary When Company is Insolvent.

    (a) Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Company is insolvent. Company shall be considered "insolvent" for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

    (b)    At all times during the continuance of this Trust, as provided in
           Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.

           (1) The Board of Directors and the Chief Executive Officer of Company shall have the duty to inform Trustee in writing of Company's insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become insolvent, Trustee shall determine whether Company is insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

           (2) Unless Trustee has actual knowledge of Company's insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is insolvent, Trustee shall have no duty to inquire whether Company is insolvent. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's solvency.


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           (3)    If at any time Trustee has determined that Company is
                  insolvent, Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Plan or otherwise.

           (4) Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has determined that Company is not insolvent (or is no longer insolvent).

    (c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants and their beneficiaries by Company in lieu of the payments provided for hereunder during any such period of discontinuance.

Section 4. Payments to Company.

Except as provided in Section 3 hereof, after the Trust has become irrevocable, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payment[s] of accrued benefits (present and future) have been made to Plan participants and their beneficiaries pursuant to the terms of the Plan.

Section 5.  Investment Authority.

Trustee shall have the power to invest the assets of the Trust Fund in such investment vehicles as directed by the Company, including insurance policies or securities (including stock or rights to acquire stock) or obligations issued by Company. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee pursuant to the Company's direction, and shall in no event be exercisable by or rest with Plan participants.

Section 6.  Disposition of Income.

During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.


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Section 7. Accounting by Trustee.

The Trustee has accepted this Trust on the condition that the Company has entered or is entering into a service agreement with Connecticut General Life Insurance Company ("Connecticut General") whereby Connecticut General will provide recordkeeping services for all assets held pursuant to this Trust Agreement. The Trustee shall be required to forward to the Company, or require Connecticut General to forward to the Company, the recordkeeping reports and related financial information provided by Connecticut General, but the Trustee shall not otherwise be required to provide Trust accounts.

Section 8.  Responsibility of Trustee.

         (a) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company or any delegate appointed by the Company which is contemplated by, and in conformity with, the terms of the Plan or this Trust and is given in writing by Company or its delegate. In the event of a dispute between Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

         (b) If Trustee undertakes or defends any litigation arising in connection with this Trust, Company agrees to indemnify Trustee against Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust.

         (c) Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder, including recordkeeping, reporting, custody of assets or proxy voting. Such agents may include affiliates of the Trustee.

         (d) Trustee shall have, without exclusion, all powers conferred in Trustees in accordance with applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor trustee, or to loan to any person the proceeds of any borrowing against such policy.


                                                                               5
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         (e)      The Company shall indemnify and hold harmless the Trustee from and against any and all claims, losses, damages, expenses (including reasonable counsel fees) and liability to which the Trustee may be subject by reason of any act done or omitted to be done, except where the same is finally adjudicated to be due to the negligence or willful misconduct of the Trustee.


         (f) In addition to and in no way in limitation of the indemnification of paragraph (e) of this section, the Company hereby agrees to indemnify and hold harmless the Trustee from and against any claims, losses, damages, expenses (including reasonable counsel fees) and liability to which the Trustee may be subject by reason of any act or omission of any prior, subsequent or existing trustee of the Plan.

         (g) The Trustee shall be responsible only for such assets as are actually received by it as Trustee hereunder. The Trustee shall have no duty or authority to ascertain whether any contributions should be made to it pursuant to the Plan or to bring any action to enforce any obligation to make any such contribution, nor shall it have any responsibility concerning the amount of any contribution or the application of the Plan's contribution formula. The Trustee shall have no responsibility for any assets not held under this Trust, even if those assets are held as assets of the Plan under a separate trust agreement. Responsibility for any such assets shall be solely that of the trustees named in such separate trust agreement, or, in the event no such separate trust exists, the Company.

Section 9.  Compensation and Expenses of Trustee.

Company shall pay all administrative and Trustees' fees and expenses in accordance with a fee schedule provided to the Company. In addition, Trustee shall be paid its reasonable expenses, including reasonable expenses of counsel and other agents employed by the Trustee, incurred in connection with administration of the Trust Fund. If the Trustee proposes an amended fee schedule and the Company fails to object thereto within ninety (90) days of its receipt, the amended fee schedule shall be deemed accepted by the Company. If not paid, the fees and expenses shall be paid from the Trust.

Section 10.  Resignation and Removal of Trustee.

         (a) Trustee may resign at any time by written notice to Company, which shall be effective 30 (thirty) days after receipt of such notice unless Company and Trustee agree otherwise.

         (b) Trustee may be removed by Company on 30 (thirty) days notice or upon shorter notice accepted by Trustee.


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         (c)      The Trustee's service pursuant to this Agreement is
                  conditioned upon the existence of one or more contracts between the Company and Connecticut General providing for full Plan recordkeeping services. In the event the contract providing for such recordkeeping services is discontinued or terminated, this Trust Agreement shall be terminated as well with no further notice from either party to the other as of the date of discontinuance or termination of the contract providing for Plan recordkeeping services.

         (d) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 30 days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit.

         (e) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraph(s)
                  (a), (b) or (c) of this section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

Section 11.  Appointment of Successor.

If Trustee resigns or is removed in accordance with Section 10(a), (b) or (c) hereof, Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.

Section 12. Amendment or Termination.

         (a) This Trust Agreement may be amended by a written instrument executed by Trustee and Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable after it has become irrevocable in accordance with Section 1(b) hereof.

         (b) The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust any assets remaining in the Trust shall be returned to Company.

         (c) If and when the Trust becomes irrevocable as provided herein, any amendment of this Agreement will require the approval of at least 80 percent of the Plan Participants (or their beneficiaries).

Section 13.  Payment of Incurred Expenses

So long as the Participant is not acting in bad faith, the Company shall promptly pay as they are incurred by each Plan Participant any Expenses arising from or related to any action, suit, or proceeding filed by a Participant to enforce his or her rights under this Agreement or Plan ("Claim"). "Expenses" shall mean all costs, expenses (including attorney's fees, witness fees and investigative costs) and obligations paid or incurred in connection with or relating to a Claim (including all interest, assessments and other charges paid or payable in connection with or in respect of any of the foregoing).

Section 14.  Miscellaneous.

         (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

         (b) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

         (c) This Trust Agreement and the Trust hereby created shall be governed, construed, administered and regulated in all respects in accordance with the laws of Illinois.

         (d) For purposes of this Trust, the term "Change of Control" shall mean (i) the occurrence of a Triggering Event under the Rights Agreement of July 6, 1995 between Belden, Inc. and the Chase Mellon Shareholder Services, LLC, (successor to First Chicago Trust Company of New York), as such Rights Agreement may be assigned or amended, or (ii) the purchase or other acquisition by any person, entity or group thereof, within the meaning of
                  Section 13(d) or 14(d) of the Securities Exchange act of 1934 ("Act"), or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 25 percent or more of either outstanding shares of common stock or the combined voting power of Company's then outstanding voting securities entitled to vote generally,
                  (iii) the approval by the stockholders of the Company of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 60 percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or

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                  consolidated Company's then outstanding securities, or (iv) a liquidation or dissolution of Company or of the sale of all or substantially all of the Company's assets. The Board of Directors and the Chief Executive Officer of the Company shall have a duty to inform Trustee in writing of any Change of Control. Unless Trustee has actual knowledge of Company's Change of Control, or has received notice from the Company that a Change of Control has occurred, Trustee shall have no duty to inquire whether a Change of Control has occurred.

         (e) In the event of any conflict between provisions of the Plan and those of this Trust Agreement, this Trust Agreement shall prevail.

Section 15.  Effective Date.

The effective date of this Trust Agreement shall be January 1, 2001.


Attest:                                       BELDEN WIRE & CABLE COMPANY

/s/ Eivind J. Kolemainen                  By /s/ Cathy O. Staples
---------------------------                  --------------------------------

                                          Its Vice President
                                              -------------------------------

                                          Date March 26, 2001
                                               ------------------------------

Attest:                                       CG TRUST COMPANY

/s/                                       By /s/
---------------------------                  ----------------------------------

                                          Its
                                             ----------------------------------

                                          Date
                                              ---------------------------------

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